RETIREMENT AGREEMENT

                  THIS RETIREMENT AGREEMENT (the "Agreement") is made and entered into this 4th day of January, 2001, by and between William J. Avery (the "Executive") and Crown Cork & Seal Company, Inc. (the "Company"). The Executive and the Company are referred to herein as the "Parties."

                                   BACKGROUND

                  WHEREAS, the Executive is currently employed by the Company as Chairman of the Board and Chief Executive Officer ("CEO") pursuant to the terms of an employment agreement between the Parties dated January 3, 2000 (the "Employment Contract").

                  WHEREAS, the Executive desires to (i) step down from his position as CEO of the Company effective January 5, 2001, (ii) retire as an employee, officer, director and Chairman of the Board of the Company on February 22, 2001 (the "Retirement Date"), and (iii) not stand for re-election to the Board of Directors of the Company at the Company's 2001 annual meeting of shareholders to be held April 26, 2001.

                  WHEREAS, the Parties desire to terminate the Employment Contract and enter into this Agreement to reflect the transition arrangements, compensation and other benefits to which Executive will be entitled by reason of his retirement and other agreements between the parties.

                  NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and intending to be legally bound hereby the Parties agree as follows:
                                      TERMS

      1.          Definitions.   As used in this Agreement, the following  terms
                  -----------
shall have the meaning set forth below:

                  1.1. "Affiliate" shall mean any business in which the Company owns a direct or indirect 25 percent equity interest.

                  1.2. "Board" shall mean the Board of Directors of the Company.

                  1.3. "Change in Control" shall mean any of the following events:

                  (a) a "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty-five (25%) or more of the combined voting power of the Company's then outstanding securities; or

                  (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Section 1.3(a), Section 1.3(c) or Section 1.3(d) hereof) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (c) the Company merges or consolidates with any other corporation, other than in a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least seventy-five percent (75%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

                  (d) the stockholders of the Company approve a plan of complete liquidation of the Company or the Company sells or otherwise disposes of all or substantially all of the Company's assets (it being understood, that any internal reorganization or the creation of a holding company shall not constitute such a liquidation or disposition).

                  1.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

      2.          Retirement.  The Executive hereby resigns, effective as of the
                  ----------
close of business on January 5, 2001, as CEO of the Company. The Executive hereby agrees that he will not stand for re-election to the Board at the Company's 2001 annual meeting of shareholders. Effective as of the close of business on the Retirement Date, the Executive hereby retires as an employee, officer, director and Chairman of the Board of the Company and its Affiliates.

      3.          Transition and Consulting Services.
                  ----------------------------------

                  (a) From the date of this Agreement until the close of business on January 5, 2001, the Executive shall continue to render services to the Company in accordance with the terms of the Employment Contract. Effective January 6, 2001, the terms of the Employment Contract hereby are amended to provide that the Executive shall be employed solely as the Company's Chairman of the Board. Effective January 6, 2001, the Executive shall have the duties, authorities and responsibility customary for the position of Chairman of the Board and shall provide such other services as are reasonably requested by the Board and consistent with such position. Such services shall include, among other things, assuring an orderly transition to Executive's successor. Except as otherwise specifically provided in this Agreement, including Section 3(b) below, the Employment Contract is in all other respects ratified and affirmed. Should the Executive's employment with the Company terminate for any reason prior to the Retirement Date, the rights and obligations of the Parties shall be as set forth in the Employment Contract and this Agreement shall become null and void.

                  (b) Effective upon the close of business on the Retirement Date, the Employment Contract shall become null and void and all rights and obligations of either Party under the Employment Contract shall cease.

                  (c) Effective upon the day after the Retirement Date, the Parties shall enter into a consulting agreement in the form attached hereto as Exhibit A (the "Consulting Agreement") under which the Executive will provide the Company advice on issues pertaining to the business or operations of the Company and its affiliates.

      4.          Payments and Benefits.
                  ---------------------

                  (a) The Executive shall continue to receive his regular base salary and continue to participate in all benefit plans and programs of the Company, including vacation and the Company's Senior Executive Retirement Plan (the "SERP") through the Retirement Date. The Executive shall receive any bonus or incentive payments under the Company's Management Incentive Plan (the "MIP") to which he is entitled for the Company's 2000 fiscal year, when normally paid under the MIP, but not for any period after the Company's 2000 fiscal year.

                  (b) Within ten (10) days following the Retirement Date, the Company shall pay to the Executive a cash lump sum of $3,210,200 plus accrued vacation pay of $163,600. This lump sum payment shall be in lieu of any and all severance or termination pay to which the Executive is otherwise entitled, including but not limited to any payment due to the Executive under the Employment Contract.

                  (c) Following the Retirement Date, the Executive shall receive all the benefits he is entitled to under the SERP, the Company Salaried Retirement Plan, the Company 401(k) Retirement Savings Plan and the Company Excess Benefit Plan, or any successor thereto, all of which are to be paid in the normal course. However, for purposes of determining his benefits under the SERP, effective upon the Retirement Date, the Executive shall be treated as having attained the age of 61.

                  (d) Following the Retirement Date, the Executive and his eligible dependents shall be covered by the Company Indemnity Medical, Dental, Vision Care and Prescription Drug Plans for Certain Designated Senior Executives as such plans may be in effect from time to time.

                  (e) During the term of the Consulting Agreement, the Executive shall be entitled to retain the Company automobile currently provided to him and the Company shall pay the related expenses thereof consistent with the Company's automobile policy. At the end of the term of the Consulting Agreement, the Company shall transfer such automobile to the Executive, for which the Executive shall pay the then book value. The Executive shall be entitled to retain and the Company shall transfer to the Executive without charge to the Executive his notebook computer and selected office furniture as agreed to by the Board.

      5.          Company Stock Options.
                  ---------------------
The Executive has previously been granted certain stock options under the Company's 1990 Stock-Based Incentive Compensation Plan (the "1990 Option Plan") and the 1997 Stock-Based Incentive Compensation Plan (the "1997 Option Plan"). Effective January 4, 2001, the Company shall cause the Executive to be granted a non-qualified stock option under the 1997 Option Plan to purchase an additional 250,000 shares of the Company's common stock which (i) shall have an exercise price equal to the fair market value of the Company's common stock on such date,
(ii) shall be exercisable for five years and (iii) shall be transferable to the Executive's estate. Effective on the Retirement Date, the Company shall cause 119,500 non-qualified options granted to the Executive under the 1990 Option Plan and 115,000 non-qualified options granted to the Executive under the 1997 Option Plan, both grants which occurred on January 4, 2000, to become fully vested. Such 234,500 options shall be entitled to the benefit of the provisions adopted July, 1999 extending the period for exercise of options held by retired executive officers.

      6.          Additional Payment by the Company.
                  ---------------------------------

                  (a) In the event of a Change in Control prior to July 1, 2002, and provided that the Executive has complied with Section 15 hereof, the Company shall pay to the Executive, within ten (10) days after the Change in Control, a cash lump sum of $1,555,500.

                  (b) In the event that the Executive becomes entitled to severance benefits or any other payment or benefit under this Agreement, or under any other agreement with or plan of the Company (in the aggregate, the "Total Payments"), if any of the Total Payments will be subject to the tax (the "Excise Tax") imposed by Section 4999 of the Code (or any similar tax that may hereafter be imposed), the Company shall pay to the Executive in cash an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive after deduction of any Excise Tax upon the Total Payments and any Federal, state and local income tax and Excise Tax upon the Gross-Up Payment provided for by this Section 6(b) shall be equal to the Total Payments. Such payments shall be made by the Company to the Executive as soon as practical following the payment of the severance benefits or other payment or benefit that entitles the Executive to the Gross-Up Payment, but in no event beyond thirty
(30) days from such date. For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amounts of such Excise Tax:
(a) any other payments or benefits received or to be received by the Executive in connection with a Change in Control of the Company or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement, or agreement with the Company, or with any person (which shall have the meaning set forth in Section 3(a)(9) of the Securities Exchange Act of 1934, including a "group" as defined in Section 13(d) therein) whose actions result in a Change in Control of the Company or any person affiliated with the Company or such persons) shall be treated as "parachute payments" within the meaning of Section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of 280G(b)(1) shall be treated as subject to the Excise Tax, unless in the opinion of the Company's tax counsel as supported by the Company's independent auditors and reasonably acceptable to the Executive, such other payments or benefits (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) do not constitute parachute payments, or unless such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered within the meaning of Section 280G(b)(4) of the Code in excess of the base amount within the meaning of Section 280G(b)(3) of the Code, or are otherwise not subject to the Excise Tax; (b) the amount of the Total Payments which shall be treated as subject to the Excise Tax shall be equal to the lesser of: (i) the total amount of the Total Payments or (ii) the amount of excess parachute payments within the meaning of Section 280G(b)(1) (after applying clause (a) above); and (c) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay Federal income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence on the date of the Gross-Up Payment, net of the maximum reduction in Federal income taxes which could be obtained from deduction of such state and local taxes. All determinations required to be made under this Section 6(b) shall be made by a nationally recognized accounting firm (the "Accounting Firm") mutually acceptable to the parties, which shall provide detailed supporting calculations both to the Company and the Executive. Any such determination by the Accounting Firm shall be binding upon the Company and the Executive.

      7.          Release of the Company.
                  ----------------------
The Executive releases, and forever discharges the Company and each of its Affiliates, and all of their respective past, present, and future officers, directors, shareholders, partners, employees, agents, and insurers, acting in any capacity whatsoever, and all of their respective successors and assigns, heirs, executors, and administrators, and all other persons or entities who/that might be claimed to be jointly or severally liable with them (hereinafter collectively referred to as "the Released Parties") of and from all claims, causes of action, suits, charges, debts, dues, sums of money, attorney's fees and costs, accounts, bills, covenants, contracts, agreements, expenses, wages, compensation, benefits, promises, damages, judgments, rights, demands, or otherwise (hereinafter collectively referred to as "Claims"), known or unknown, accrued or unaccrued, contingent or non-contingent, in equity or in law, which the Executive has or hereafter may have, or which his heirs, executors, or administrators may have, by reason of any matter, cause or thing whatsoever from the beginning of time through the date of this Agreement. This release includes, but is not limited to, all Claims in any way arising from, relating to, or concerning the Executive's engagement by, employment with, and the termination of his employment from the Company and other Released Parties. This release further includes, but is not limited to, all Claims for discrimination based upon age, sex, race, disability, national origin, religion, or any other protected characteristic including without limitation all Claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the Employee Retirement Income Security Act of 1974, the Pennsylvania Human Relations Act, and all other federal, state, and local employment discrimination statutes, and all Claims for breach of contract or for the commission of any torts. The Executive further covenants that he will bring no Claims that he has released in this Agreement and that, should he do so, he agrees to pay the attorney's fees and costs incurred by the Released Parties in defending those claims found to be barred by the release.

      8.          Executive Acknowledgment.
                  ------------------------
The Executive acknowledges that he is signing this Agreement freely and voluntarily, and without reliance on any promise not expressly contained herein. The Executive further acknowledges that he has been advised to consult with an attorney prior to signing this Agreement, that he is entitled to consider this Agreement for a period of twenty one (21) days from the date he received it, and that he has an additional seven (7) day period following the date of his signature to revoke this Agreement, which shall not become effective or enforceable until the revocation period has expired.

      9.          Release of Executive.
                  --------------------
Except with respect to a note of the Executive dated September 29, 1998 in the principal sum of $2,650,000, the Company, and each of its Affiliates and their respective predecessors, successors and assigns hereby releases and forever discharges Executive and his heirs, executors, administrators, personal representative, successors and assigns from and against any and all claims, demands, damages, actions, causes of action, costs and expenses, of whatever kind or nature, in law, equity or otherwise, which the Company or any of said entities now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Agreement relating to or arising out of the Executive's status as an officer, director or employee of the Company or any of said entities or the termination of that status; provided, however, that this release shall not apply to any claims the Company or any of said entities or parties may have which arise out of or relate to the conviction of the Executive for the commission of a felony involving dishonesty with respect to the Company or any of said entities or parties or arise out of any actions with respect to which the Company would be precluded from indemnifying Executive under applicable law. As of the date of this Agreement, the Company has no knowledge of any claims against the Executive arising out of the events described above.

     10.          Release Update.
                  --------------
Prior to the payment of any amount due under Section 4(b), the Parties shall have entered into a mutual release agreement in the form attached hereto as Exhibit B which shall be effective with respect to all actions and inactions occurring, done or omitted to be done on or prior to the Retirement Date.

     11.          Cooperation.
                  -----------
Executive agrees that he will assist the Company and each of its Affiliates in the defense of any claims or potential claims that may be made or threatened to be made against the Company or its Affiliates in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "Proceeding"), and will assist the Company and each of its Affiliates in the prosecution of any claims that may be made by the Company or its Affiliates in any Proceeding, to the extent that such claims may relate to the period of Executive's employment by the Company. The Executive agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to participate (or otherwise become involved) in any Proceeding involving such claims that may be filed against the Company or any of its Affiliates. The Executive also agrees, unless precluded by law, to promptly inform the Company if the Executive is asked to assist in any investigation (whether governmental or private) of the Company, or any of its Affiliates (or their actions), regardless of whether a lawsuit has then been filed against the Company or any of its Affiliates with respect to such investigation. The Company agrees to reimburse the Executive for all of the Executive's reasonable out-of-pocket expenses associated with such assistance, including travel expenses.

     12.          Indemnification.
                  ---------------

                  (a) The Company shall indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance as an officer, director or employee of the Company or any of its Affiliates or in any other capacity, including any fiduciary capacity, in which the Executive served at the request of the Company to the maximum extent permitted by applicable law and the Company's Articles of Incorporation and By-Laws, provided that in no event shall the protection afforded to the Executive hereunder be less than that afforded under the Articles of Incorporation and By-Laws or policies of the Company as in effect immediately prior to the date hereof.

                  (b) The Company agrees to continue to cover Executive under its directors' and officers' liability insurance policy as in effect from time to time until such time as suits against Executive are no longer permitted by law.

     13.          Confidential Information.
                  ------------------------
Except as required in the performance of his duties to the Company, the Executive shall at no time use for himself or others, or disclose to others, any confidential information including without limitation, trade secrets, data, know-how, design, developmental or experimental work, Company relationships, computer programs, proprietary information bases and systems, data bases, customer lists, business plans, financial information of or about the Company or any of its Affiliates, customers or clients, unless authorized in writing to do so by the Board, but excluding any information generally available to the public or information which Executive possessed prior to his employment with the Company. The Executive understands that this undertaking applies to the information of either a technical or commercial or other nature and that any information not made available to the general public is to be considered confidential. The Executive acknowledges that such confidential information as is acquired and used by the Company or its Affiliates is a special, valuable and unique asset. All records, files, materials and confidential information obtained by the Executive in the course of his employment with the Company are confidential and proprietary and shall remain the exclusive property of the Company or its Affiliates, as the case may be.

      14.          Return of Documents and Property.
                   --------------------------------
On or before the Retirement Date, the Executive (or his heirs or personal representative) shall deliver to the Company (i) all documents and materials containing confidential information relating to the business or affairs of the Company or any of its Affiliates, customers or clients and (ii) all other documents, materials and other property belonging to the Company or its Affiliates, customers or clients that are in the possession or under the control of the Executive.

     15.         Noncompetition.
                 --------------
By and in consideration of the severance and other benefits to be provided by the Company hereunder, the Executive agrees, unless the Executive requests in writing to the Board, and is thereafter authorized in writing to do so by the Board, that for the three (3) year period following the Retirement Date, the Executive shall not directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected in any manner with, including without limitation as a consultant, any business which at any relevant time during said period directly or indirectly competes with the Company or any of its Affiliates in any country in which the Company does business. Notwithstanding the foregoing, the Executive shall not be prohibited during the non-competition period described above from being a passive investor where he owns not more than five percent (5%) of the issued and outstanding capital stock of any publicly-held company. The Executive further agrees that during said period, the Executive shall not, directly or indirectly, solicit or induce, or attempt to solicit or induce, any employee of the Company or its Affiliates to terminate employment or hire any such employee. The Executive agrees that, for a period of three years from the Retirement Date, unless specifically invited in writing by the Company, the Executive will not, directly or indirectly, (i) effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in or in any way knowingly assist any person or group to effect or seek, offer or propose (whether publicly or otherwise) to effect, or cause or participate in, any transaction, solicitation of proxies or other action that may result in a Change in Control of the Company, (ii) otherwise act, alone or in concert with others, to seek to control or influence the management, Board or policies of the Company (provided that transition and other services provided by the Executive pursuant to the Employment Contract and consulting services provided by the Executive pursuant to the Consulting Agreement shall not violate this provision) or (iii) enter into any discussions or arrangements with any third party with respect to any of the foregoing. The Executive also agrees during such period not to, and to cause any person acting on behalf of or in concert with him not to, request the Company (or its directors, officers, employees or agents), directly or indirectly, (i) to amend or waive any provision of this paragraph (including this sentence), (ii) to invite the Executive, or any person acting on behalf of or in concert with the Executive, to take or propose to take any action described in this paragraph or (iii) to consent to the taking of any action described in this paragraph or any proposal to take any such action.

     16.         Enforcement.
                 -----------
The Executive acknowledges that (i) the Executive's work for the Company has given him access to the confidential affairs and proprietary information of the Company and its Affiliates; (ii) the covenants and agreements of the Executive contained in Sections 13, 14 and 15 are essential to the business and goodwill of the Company and its Affiliates; and (iii) the Company would not have entered into this Agreement but for the covenants and agreements set forth in Sections 13, 14 and 15. The Executive further acknowledges that in the event of his breach or threat of breach of Sections 13, 14 and 15 of this Agreement, the Company, in addition to any other legal remedies which may be available to it, shall be entitled to appropriate injunctive relief and/or specific performance in order to enforce or prevent any violations of such provisions, and the Executive and the Company hereby confer jurisdiction to enforce such provisions upon the courts of any jurisdiction within the geographical scope of such provisions.

     17.          Mutual Nondisparagement.
                  -----------------------
The Executive shall not make any public statements, encourage others to make statements or release information intended to disparage or defame the Company, its Affiliates or any of their respective directors or officers. The Company shall not make public statements, encourage other to make statements or release information intended to disparage or defame the Executive's reputation. Notwithstanding the foregoing, nothing in this Section 16 shall prohibit any person from making truthful statements when required by order of a court or other body having jurisdiction. Except to the extent consistent with the press release to be issued by the Company in connection with the Executive's retirement or with the prior written consent of the Board, the Executive will not make any direct or indirect written or oral statements to the press, television, radio or other media concerning any matters pertaining to the business and affairs of the Company, its Affiliates or any of their officers or directors, or pertaining to any matters related to Executive's employment or termination of employment with the Company.

     18.          Resolution of Disputes.
                  ----------------------
Except as otherwise provided in Section 16, any controversy or claim arising under or relating to this Agreement or the breach thereof shall, be settled by binding arbitration, to be held in Philadelphia, Pennsylvania in accordance with the rules of the American Arbitration Association, and judgment upon any award so rendered may be entered in any court having jurisdiction thereof. The determination of the arbitrator(s) shall be conclusive and binding on the Company and the Executive, and judgment may be entered on the arbitrator(s)' award in any court having jurisdiction.

     19.          Notices.
                  -------
All notices, and other communications provided for herein that one Party intends to give to the other Party shall be in writing and shall be considered given when mailed or couriered, return receipt requested or personally delivered, either to the Party or at the address set forth below (or to such other address as a Party shall designate in accordance with this Section 19):

         If to the Executive:
                           William J. Avery
                           417 Gwynedd Valley Drive
                           Gwynedd Valley, PA  19437


         If to the Company:
                           Crown Cork & Seal Company, Inc.
                           One Crown Way
                           Philadelphia, PA  19154-4599
                           Attention: President


     20.          Amendments.
                  ----------
This Agreement may be amended, modified or superseded only by a written instrument executed by both of the Parties hereto.

     21.          Governing Law.
                  -------------
Except to the extent such laws are superseded by federal law, this Agreement shall be governed by the laws of the Commonwealth of Pennsylvania, without reference to principles of the conflicts of laws.

     22.          Prior Agreements.
                  ----------------
This Agreement contains the entire agreement between the Parties relative to its subject matter, and fully supersedes any and all prior oral or written agreements or understandings between the Parties pertaining to the subject matter hereof including but not limited to the Employment Contract.

     23.          Binding Effect.
                  --------------
This Agreement shall inure to the benefit of and shall be binding upon the Company and the Executive and their respective heirs, executors, personal representatives, successors and permitted assigns.

     24.          Assignability.
                  -------------
This Agreement shall not be assignable, in whole or in part, by either Party, without the prior written consent of the other Party, provided that (i) this Agreement shall be binding upon and shall be assigned by the Company to any person, firm or corporation with which the Company may be merged or consolidated or which may acquire all or substantially all of the assets of the Company (including any new holding company), or its successor (the "Company's Successor"), (ii) the Company shall require the Company's Successor to expressly assume in writing all of the Company's obligations under this Agreement and
(iii) the Company's Successor shall be deemed substituted for the Company for all purposes of this Agreement.

     25.         Waiver.
                 ------
Any term or provision of this Agreement may be waived in writing at any time by the Party entitled to the benefit thereof. The failure of either Party at any time to require performance of any provision of this Agreement shall not affect such Party's right at a later time to enforce such provision. No consent or waiver by either Party to any default or to any breach of a condition or term in this Agreement shall be deemed or construed to be a consent or waiver to any other breach or default.

     26.          Mitigation and Offset; Letter of Credit.
                  ---------------------------------------
The Company's obligation to make the payments provided for in this Agreement shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, nor shall any profits, income or earnings or other benefits from any source whatsoever create any mitigation, offset, reduction or any other obligation on the part of Executive hereunder. The Company shall use its best efforts to obtain a one-year bank letter of credit in favor of the Executive with respect to the severance payments provided for in Section 4(b) to secure that such payments are not, by operation of law or otherwise, required to be returned to the Company or its successor, provided that the Company can do so (i) at a cost not to exceed $50,000 and (ii) without providing security for such letter of credit beyond that provided generally to secure the Company's principal line of credit containing provisions for issuance of letters of credit.

     27.          Withholding of Taxes.
                  --------------------
All payments made by the Company to the Executive under this Agreement shall be subject to the withholding of such amounts, if any, relating to tax, and other payroll deductions as the Company may reasonably determine it should withhold pursuant to any applicable law or regulation.

     28.          Invalidity of Portion of Agreement.
                  ----------------------------------
If any provision of this Agreement or the application thereof to either Party shall be invalid or unenforceable to any extent, the remainder of this Agreement shall not be affected thereby and shall be enforceable to the fullest extent of the law. If any clause or provision hereof is determined by any court of competent jurisdiction to be unenforceable because of its scope or duration, the Parties expressly agree that such court shall have the power to reduce the duration and/or restrict the scope of such clause or provision to the extent necessary to permit enforcement of such clause or provision in reduced or restricted form.

                  IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first written above.


                                        CROWN CORK & SEAL COMPANY, INC.



                                        By: /s/ Harold A. Sorgenti
                                            ------------------------------------
                                            Harold A. Sorgenti, Chairman of the
                                            Executive Compensation Committee



                                        EXECUTIVE


                                        /s/ William J. Avery
                                        ----------------------------------------
                                        WILLIAM J. AVERY